Exhibit 99.1

Contact:	Michael Kirshbaum Chief Financial Officer 202.266.5876 jacobsg@advisory.com	The Advisory Board Company 2445 M Street, N.W. Washington, D.C. 20037 www.advisory.com

THE ADVISORY BOARD COMPANY REPORTS

RESULTS FOR QUARTER ENDED SEPTEMBER 30, 2013

Company Reports Quarterly Revenue Growth of 16%, Contract Value of $491 Million,

and Announces Acquisition of Care Team Connect, Inc.

WASHINGTON, D.C. — (November 4, 2013) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the quarter ended September 30, 2013, which is the second quarter of its 2014 fiscal year. Revenue for the quarter increased 16% to $128.3 million, from $110.8 million for the quarter ended September 30, 2012. Contract value increased 13% to $491.3 million as of September 30, 2013, up from $435.1 million as of September 30, 2012. For the quarter ended September 30, 2013, net income attributable to common stockholders was $9.0 million, or $0.24 per diluted share, compared to net income attributable to common stockholders of $7.5 million, or $0.21 per diluted share, for the quarter ended September 30, 2012. For the quarter ended September 30, 2013, adjusted EBITDA was $22.3 million, up from $20.8 million for the quarter ended September 30, 2012. Adjusted net income for the quarter ended September 30, 2013 was $11.4 million, or $0.31 per diluted share, compared to $11.4 million, or $0.31 per diluted share, for the quarter ended September 30, 2012. Adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share are all non-GAAP financial measures.

For the six months ended September 30, 2013, revenue increased 17% to $251.6 million, from $214.9 million for the six months ended September 30, 2012. Net income attributable to common stockholders was $12.7 million, or $0.35 per diluted share, for the six months ended September 30, 2013, compared to net income attributable to common stockholders of $11.3 million, or $0.31 per diluted share, for the same period in the prior fiscal year. For the six months ended September 30, 2013, adjusted EBITDA was $44.8 million, up from $40.9 million for the six months ended September 30, 2012. Adjusted net income for the six months ended September 30, 2013 was $22.7 million, or $0.62 per diluted share, compared to $22.5 million, or $0.62 per diluted share, for the six months ended September 30, 2012.

Robert Musslewhite, Chief Executive Officer of The Advisory Board Company, commented, “We are pleased with our strong revenue and earnings growth for the quarter. In markets experiencing tremendous change and transformation, our continuing growth indicates the impact we are having on our members’ most important challenges. As we progress through the important December quarter, across all areas of the business, everyone is fully focused on driving outstanding value for our members and flawless execution.”

Acquisition of Care Team Connect, Inc. and Launch of New Program

The Company announced the acquisition as of October 8, 2013 of Care Team Connect, Inc., a leading provider of comprehensive care management workflow solutions and analytics. The transaction enhances The Advisory Board Company’s existing suite of population health technologies and service offerings and affirms the Company’s position as a leader in the care management market.

Robert Musslewhite commented, “We are excited to add Care Team Connect’s outstanding care management technology and exceptional talent to the Advisory Board’s portfolio of solutions, particularly given our members’ need for effective population health capabilities in the current health care environment. These new tools will supplement our strong portfolio, and, in particular, are a great addition to our Crimson suite of clinical programs. This provider-oriented workflow tool for care management allows the Advisory Board to offer a more comprehensive array of research, technology, and services to help members with all aspects of population health management.”

Mr. Musslewhite continued, “I am excited that we will be bringing this technology to the market without delay. As such, I am pleased to announce today the launch of our newest program, Crimson Care Management, which leverages Care Team Connect’s technology to serve hospitals and health systems seeking to implement a care management workflow tool to build their population health management capabilities. We are optimistic about the impact that this new program will have for our members, particularly given Care Team Connect’s strong relationships with its clients, which include MissionPoint Health Partners in Nashville, Tennessee; Michigan Pioneer ACO in Southfield, Michigan; MemorialCare in Fountain Valley, California; and Integrated Health Partners in Battle Creek, Michigan.”

Care Team Connect’s Chief Executive Officer and founder Ben Albert added, “All of us at Care Team Connect are thrilled to join forces with The Advisory Board Company to continue to build a powerful portfolio for population health management. Given the Advisory Board’s deep knowledge base of best practices, powerful Crimson platform and outstanding member network, I am confident that being a part of this exceptional organization will permit Care Team Connect to have even greater impact on health care delivery in the United States.”

Mr. Musslewhite concluded, “We are pleased to welcome Care Team Connect’s talented staff to The Advisory Board Company. They have exceptional experience and expertise, and the company’s values, service ethic, and outstanding client relationships are a great fit with our own. I am very excited about this infusion of talent and capabilities, and I look forward to our collective success.”

Outlook for Calendar Year 2013

The Company reaffirmed its previously announced calendar year 2013 guidance for revenue, adjusted EBITDA, and non-GAAP earnings per diluted share. For calendar year 2013, the Company expects revenue to be in a range of approximately $500 million to $505 million, adjusted EBITDA to be in a range of approximately $87.5 million to $92.5 million, and non-GAAP earnings per diluted share to be in a range of approximately $1.15 to $1.25. For calendar year 2013, the Company expects share-based compensation expense to be approximately $17.5 million, and amortization of acquisition-related intangible assets to be in a range of $7 million to $8 million. For fiscal year 2014, the Company expects an effective tax rate in a range of approximately 38% to 39%. The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013 contains information on the calculation of adjusted EBITDA and non-GAAP earnings per diluted share.

Non-GAAP Financial Measures

This press release and the accompanying tables present information about the Company’s adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” for the three and six months ended September 30, 2013 and 2012 refers to net income attributable to common stockholders before adjustment for the items set forth in the first table. The term “adjusted net income” for the three and six months ended September 30, 2013 and 2012 refers to net income attributable to common stockholders excluding the net of tax effect of the items set forth in the second table below. The term “non-GAAP earnings per diluted share” for the three and six months ended September 30, 2013 and 2012 refers to earnings per diluted share excluding the net of tax effect of the items set forth in the third table below.

A reconciliation of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the periods indicated. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA or non-GAAP earnings per diluted share to the most directly comparable GAAP financial measures because certain items required for the forecast of such GAAP financial measures, including fair value adjustments to acquisition-related earn-out liabilities, equity in loss of unconsolidated entity, and gains and losses on investment in common stock warrants, cannot reasonably be estimated or predicted at this time.

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income attributable to common stockholders	$9,002	$7,481	$12,695	$11,322
Equity in loss of unconsolidated entity	(1,326)	592	1,907	2,716
Provision for income taxes from continuing operations	4,805	4,944	9,140	8,646
Other income, net	(1,091)	(688)	(1,614)	(1,264)
Depreciation and amortization	6,886	4,430	13,240	8,516
Acquisition and similar transaction charges	573	599	573	599
Fair value adjustments to acquisition-related earn-out liabilities	(950)	—	(250)	3,500
Share-based compensation expense	4,407	3,405	9,066	6,911

Adjusted EBITDA	$22,306	$20,763	$44,757	$40,946

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income attributable to common stockholders	$9,002	$7,481	$12,695	$11,322
Equity in loss of unconsolidated entity	(1,326)	592	1,907	2,716
Amortization of acquisition-related intangibles, net of tax	1,231	790	2,367	1,581
Acquisition and similar transaction charges, net of tax	352	370	352	370
Fair value adjustments to acquisition-related earn-out liabilities, net of tax	(584)	—	(154)	2,160
Loss on investment in common stock warrants, net of tax	—	68	—	68
Share-based compensation expense, net of tax	2,710	2,101	5,576	4,264

Adjusted net income	$11,385	$11,402	$22,743	$22,481

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
GAAP earnings per diluted share	$0.24	$0.21	$0.35	$0.31
Equity in loss of unconsolidated entity	(0.03)	0.01	0.05	0.08
Amortization of acquisition-related intangibles, net of tax	0.03	0.02	0.06	0.04
Acquisition and similar transaction charges, net of tax	0.01	0.01	0.01	0.01
Fair value adjustments to acquisition-related earn-out liabilities, net of tax	(0.02)	—	—	0.06
Loss on investment in common stock warrants, net of tax	—	—	—	—
Share-based compensation expense, net of tax	0.08	0.06	0.15	0.12

Non-GAAP earnings per diluted share	$0.31	$0.31	$0.62	$0.62

Web and Conference Call Information

As previously announced, the Company will hold a conference call to discuss its second quarter performance this evening, November 4, 2013, at 5:30 p.m. Eastern Time. The conference call will be available via live webcast on the Company’s website at www.advisory.com/IR. To participate by telephone, the dial-in number is 888.317.6016. Participants are advised to dial in at least five minutes prior to the call to register. The webcast will be archived for seven days from 8:00 p.m. Eastern Time on Monday, November 4, until 11:00 p.m. Eastern Time on Monday, November 11, 2013.

About The Advisory Board Company

The Advisory Board Company is a global research, technology, and consulting firm partnering with 165,000 leaders in 4,100 organizations across health care and higher education. Through its innovative membership model, the Company collaborates with executives and their teams to elevate performance and solve their most pressing challenges. The Company provides strategic guidance, actionable insights, web-based software solutions, and comprehensive implementation and management services. For more information, visit the firm’s website, www.advisory.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including the Company’s expectations regarding its revenue, adjusted EBITDA, non-GAAP earnings per diluted share, share-based compensation expense, amortization of acquisition-related intangibles, and effective tax rate for calendar year 2013 are based on information available to the Company as of November 4, 2013, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and are subject to risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed or implied in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated or implied by the forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with the Company’s software tools and management and advisory services, risks relating to privacy, information security, and other health care-related laws and standards, maintaining our third-party provider relationships and strategic alliances, our ability to license technology from third parties, impairment of goodwill, and various factors related to income and other taxes, as well as other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, which is available for review on the Company’s website at www.advisory.com/IR and at the Securities and Exchange Commission’s website at www.sec.gov. Additional information will also be set forth in the Company’s Report on Form 10-Q for the quarter ended September 30, 2013, which will be filed with the Securities and Exchange Commission in November 2013.

Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements made in this news release, which speak only as of the date of this news release. The Company does not undertake to update any of its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

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THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

AND OTHER OPERATING STATISTICS

(In thousands, except per share data)

	Three Months Ended		Selected	Six Months Ended		Selected
	September 30,		Growth	September 30,		Growth
	2013	2012	Rates	2013	2012	Rates
Statements of Income
Revenue	$128,341	$110,758	15.9%	$251,557	$214,900	17.1%

Cost of services, excluding depreciation and amortization (1) (2)	69,857	56,989		135,807	115,355
Member relations and marketing (1)	22,198	21,486		44,386	40,606
General and administrative (1) (3)	18,010	15,632		35,996	29,111
Depreciation and amortization (4)	6,886	4,430		13,240	8,516

Operating income (5)	11,390	12,221		22,128	21,312
Other income, net	1,091	688		1,614	1,264

Income before provision for income taxes and equity in loss of unconsolidated entities	12,481	12,909		23,742	22,576
Provision for income taxes	(4,805)	(4,944)		(9,140)	(8,646)
Equity in loss of unconsolidated entities (6)	1,326	(592)		(1,907)	(2,716)

Net income before allocation to noncontrolling interest	9,002	7,373		12,695	11,214
Net loss attributable to noncontrolling interest	—	108		—	108

Net income attributable to common stockholders	$9,002	$7,481	20.3%	$12,695	$11,322	12.1%

Net income attributable to common stockholders per share
Basic	$0.25	$0.22		$0.36	$0.33
Diluted	$0.24	$0.21	14.3%	$0.35	$0.31	12.9%

Weighted average common shares outstanding
Basic	35,883	34,660		35,686	34,421
Diluted	36,897	36,253		36,758	36,154

Contract Value (at end of period)	$491,338	$435,084	12.9%

Percentages of Revenue
Cost of services, excluding depreciation and amortization (1) (2)	54.4%	51.5%		54.0%	53.7%
Member relations and marketing (1)	17.3%	19.4%		17.6%	18.9%
General and administrative (1) (3)	14.0%	14.1%		14.3%	13.5%
Depreciation and amortization (4)	5.4%	4.0%		5.3%	4.0%
Operating income	8.9%	11.0%		8.8%	9.9%
Net income attributable to common stockholders	7.0%	6.8%		5.0%	5.3%

(1) Amounts include share-based compensation, as follows:
Cost of services	1,284	989		2,689	1,993
Member relations and marketing	925	658		1,901	1,336
General and administrative	2,198	1,758		4,476	3,582
(2) Amounts include fair value adjustments of acquisition related earn-out liabilities, as follows:
Cost of services	(950)	—		(250)	3,500
(3) Amounts include acquisition and transaction related costs, as follows:
General and administrative	573	599		573	599
(4) Amounts include amortization of acquisition-related intangibles, as follows:
Depreciation and amortization	2,001	1,281		3,848	2,562
(5) Amounts include loss on investment in common stock warrants, as follows:
Other income, net	—	(110)		—	(110)

(6)	During the quarter ending September 30, 2013, one of the Company’s investments, Evolent Health, completed a reorganization in conjunction with an additional round of equity financing. The Company is working through the final accounting for the transaction and has included its preliminary results in this release.

THE ADVISORY BOARD COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	March 31,
	2013	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$73,383	$57,829
Marketable securities, current	4,501	16,611
Membership fees receivable, net	387,805	370,321
Prepaid expenses and other current assets	19,976	15,477
Deferred income taxes, current	9,928	7,664

Total current assets	495,593	467,902

Property and equipment, net	86,928	71,174
Intangible assets, net	31,391	32,381
Deferred incentive compensation and other charges	79,460	73,502
Deferred income taxes, net of current portion	4,427	3,888
Marketable securities, net of current portion	122,309	140,228
Goodwill	104,478	95,540
Investments in unconsolidated entities	20,000	1,907
Other non-current assets	5,550	9,908

Total assets	$950,136	$896,430

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue, current	$405,541	$398,541
Accounts payable and accrued liabilities	79,692	75,089
Accrued incentive compensation	16,111	21,033

Total current liabilities	501,344	494,663

Deferred revenue, net of current portion	123,237	104,484
Other long-term liabilities	16,182	15,866

Total liabilities	640,763	615,013

Redeemable noncontrolling interest	100	100
The Advisory Board Company’s stockholders’ equity:
Common stock	360	351
Additional paid-in capital	405,483	375,622
Accumulated deficit	(94,272)	(95,809)
Accumulated other comprehensive (loss) income	(2,190)	1,261

Total stockholders’ equity controlling interest	309,381	281,425
Equity attributable to noncontrolling interest	(108)	(108)

Total stockholders’ equity	309,273	281,317

Total liabilities and stockholders’ equity	$950,136	$896,430

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income before allocation to noncontrolling interest	$12,695	$11,214
Adjustments to reconcile net income before allocation to noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	13,240	8,516
Deferred income taxes	(737)	(408)
Excess tax benefits from stock-based awards	(12,839)	(9,721)
Stock-based compensation expense	9,066	6,911
Amortization of marketable securities premiums	1,358	958
Loss on investment in common stock warrants	—	110
Equity in loss of unconsolidated entity	1,907	2,716
Changes in operating assets and liabilities:
Membership fees receivable	(16,825)	(37,583)
Prepaid expenses and other current assets	8,340	(6,252)
Deferred incentive compensation and other charges	(5,958)	(3,958)
Deferred revenue	25,459	57,614
Accounts payable and accrued liabilities	6,281	22,456
Acquisition-related earn-out payments	(1,812)	(1,182)
Accrued incentive compensation	(4,922)	(6,524)
Other long-term liabilities	316	(3,976)

Net cash flows provided by operating activities	35,569	40,891

Cash flows from investing activities:
Purchases of property and equipment	(23,585)	(14,562)
Capitalized external use software development costs	(2,309)	(1,723)
Investments in and loans to unconsolidated entity	(15,641)	—
Cash paid for acquisition, net cash acquired	(11,482)	—
Redemptions of marketable securities	43,189	23,220
Purchases of marketable securities	(19,824)	(42,889)

Net cash flows used in investing activities	(29,652)	(35,954)

Cash flows from financing activities:
Proceeds from issuance of stock from exercise of stock options	13,497	16,205
Withholding of shares to satisfy minimum employee tax withholding	(5,796)	(3,844)
Proceeds from issuance of stock under employee stock purchase plan	256	165
Excess tax benefits from stock-based awards	12,839	9,721
Contributions from noncontrolling interest	—	100
Purchases of treasury stock	(11,159)	(7,999)

Net cash flows provided by financing activities	9,637	14,348

Net increase in cash and cash equivalents	15,554	19,285
Cash and cash equivalents, beginning of period	57,829	60,642

Cash and cash equivalents, end of period	$73,383	$79,927